CONFIDENTIAL INFORMATION

Project Cheetah
Revised Proposal Perspectives

July 28, 2021

BMO Capital Markets

Antelope Proposal Summary (28-Jul-21)

TERM	DESCRIPTION
Consideration	• Revised offer price of C$4.30/sh in cash, representing ▪ One-day premium of ~32% to the unaffected share price prior to the initial offer of C$4.00/sh ▪ ~8% bump to the initial offer of C$4.00/sh (and ~8% premium to the current closing share price) ▪ Premium of ~67% to Cheetah 5-May-21 closing share price[1] ▪ Increase in total consideration of ~US$33 mm • Antelope would acquire all Cheetah common shares it does not already own • Proposal values Cheetah at a total equity value of C$598 mm on 100% basis
Due Diligence	• All technical, legal and financial due diligence that would impact view of value completed • Subject to satisfactory completion of confirmatory due diligence
Voting Support	• Voting support agreements from Cheetah's officers, directors and key shareholders expected ▪ Board and management represent ~5% of basic shares outstanding ▪ Would seek to enter into a support agreement with Sprott Asset Management concurrent with announcing transaction
Structure and Definitive Agreement	• Transaction would be structured as a plan of arrangement • Terms of definitive agreement would be negotiated between Cheetah and Antelope
Advisors	• Financial Advisor: RBC Capital Markets, LLC • Canadian Legal Counsel: Stikeman Elliott LLP • U.S. Legal Counsel: Cravath, Swaine & Moore LLP and Hogan Lovells US LLP
Other	• Antelope Board of Directors aware of proposal • Proposal not subject to a financing condition or approval by Antelope shareholders • Exclusivity provisions contained in loan agreement remain in effect
Timing	• Antelope's advisors have indicated that Antelope would like to proceed expeditiously

IMPLIED TRANSACTION METRICS AT ANN.

One-Day Premium	(%)	32%
20-Day VWAP Premium	(%)	26%
Implied Premium to 5-May-21 Share Price[1]	(%)	67%
Implied Premium to HUSP[2]	(%)	67%
Implied Premium to VWAP Since Loan Ann.[3]	(%)	28%
P / NAV - Street[4]	(ratio)	0.86x
P / NAV - Street (Excl. Roth)[4,5]	(ratio)	0.96x
P / NAV - Corporate Model	(ratio)	0.64x
EV / Resources	(US$/oz Au Eq.)	$102

Source: Antelope 28-Jul-21 revised proposal, Cheetah management model at street consensus pricing, FactSet, street research

1. Cheetah unaffected share price prior to Antelope loan agreement announcement.
2. Hypothetical undisturbed share price (HUSP) calculated as Cheetah's unaffected closing share price on 5-May-21 adjusted for market return of selected gold developers over the period (until 12-Jul-21).
3. Since 6-May-21, date of Antelope loan agreement announcement.
4. Based on post-announcement NAVPS estimates.
5. Street consensus P / NAV excluding Roth as broker values Cheetah on a buyout model basis.

Selected Precedent Transactions – P / NAV and EV / Resources

Corporate Transaction
Asset Transaction

P / NAV (RATIO)


4.45x
Sumitomo - 27.75% Côté (IAMGOLD)
1.76x
Goldcorp - 25% Cerro Casale (Kinross)
1.71x
Goldcorp - 25% Cerro Casale (Barrick)
1.54x
Boroo - Lagunas Norte (ABX)
1.01x
Gold Fields - 50% Gruyere (Gold Road)
0.97x
Eldorado - Integra
0.96x
Antelope - Cheetah (Excl. Roth)
0.95x
Teranga - 90% Massawa (ABX)
0.93x
Coeur Mining - Northern Empire
0.86x
Antelope - Cheetah
0.85x
Agnico Eagle - CMC Explor. Assets
0.78x
Zijin - Continental
0.76x
Wallbridge - Balmoral
0.75x
Evolution - Battle North
0.74x
Yamana - Monarch Gold
0.68x
Goldcorp - Exeter
0.65x
Centerra Gold - AuRico Metals
0.65x
Allied Gold - 82% Sadiola(1)
0.64x
Antelope - Cheetah (Mgmt. Model)
0.63x
Barsele - 55% Barsele (AEM)
0.59x
Seabridge - Snowfield (PVG)
0.56x
Equinox - 10% Greenstone (Orion)
0.56x
Agnico - Santa Gertrudis (GGD)
0.56x
Orion - 50% Greenstone (CG)
0.55x
Newmont - GT Gold
0.51x
Orion - Dalradian
0.50x
Shandong - Cardinal
0.50x
Osisko GR - Barkerville
0.49x
Sandstorm - Mariana
0.46x
Endeavour - Avnel Gold
0.39x
Kinross - Peak Gold (RGLD & CTGO)
0.29x
Americas Silver - Pershing
0.18x
Dundee - INV Metals
Median: 0.65x

EV / RESOURCES (US$/AU EQ.)


$226
Sandstorm - Mariana
$181
Evolution - Battle North
$146
Eldorado - QMX Gold
$128
Eldorado - Integra
$115
Coeur Mining - Northern Empire
$102
Antelope - Cheetah
$100
Zijin - Continental
$97
Kinross - Peak Gold (RGLD & CTGO)
$92
Dacian Gold - NTM Gold
$86
Agnico - Santa Gertrudis (GGD)
$85
Americas Silver - Pershing
$82
Gold Fields - 50% Gruyere (Gold Road)
$73
Sumitomo - 27.75% Côté (IAMGOLD)
$71
Teranga - 90% Massawa (ABX)
$61
Shandong - Cardinal
$58
Orion - 50% Greenstone (CG)
$57
Equinox - 10% Greenstone (Orion)
$55
Osisko GR - Barkerville
$51
Wallbridge - Balmoral
$50
Orion - Dalradian
$42
Endeavour - Avnel Gold
$42
Barsele - 55% Barsele (AEM)
$35
Yamana - Monarch Gold
$31
Boroo - Lagunas Norte (ABX)
$30
Agnico Eagle - CMC Explor. Assets
$27
Artemis - Blackwater (NGD)
$27
Goldcorp - 25% Cerro Casale (Kinross)
$26
Goldcorp - 25% Cerro Casale (Barrick)
$25
Dundee - INV Metals
$17
Gran Colombia - Gold X Mining
$17
Centerra Gold - AuRico Metals
$17
Newmont - GT Gold
$11
Rio2 - Atacama Pacific
$10
Allied Gold - 82% Sadiola(1)
$4
Goldcorp - Exeter
$2
Seabridge - Snowfield (PVG)
Median: $51

Source: FactSet, public filings, street research
Note: Median excludes Antelope – Cheetah; Antelope – Cheetah based on post-announcement NAVPS estimates.
1. 41% ANG + 41% IMG.

Selected Precedent Transactions – One-Day, One-Week and One-Month Premium

All Shares Transaction | Shares + Cash Transaction | All Cash

ONE-DAY PREMIUM (%)


409%
83%
67%
67%
64%
62%
62%
60%
58%
52%
52%
47%
46%
46%
41%
40%
39%
38%
32%
26%
18%
13%
Median: 49%
Shandong - Cardinal
Sandstorm - Mariana
Antelope - Cheetah (HUSP)(1)
Goldcorp - Exeter
Dundee - INV Metals
Newmont - GT Gold
Orion - Dalradian
Wallbridge - Balmoral
Rio2 - Atacama Pacific
Endeavour - Avnel Gold
Eldorado - Integra
Dacian Gold - NTM Gold
Gran Colombia - Gold X Mining
Evolution - Battle North
Yamana - Monarch Gold
Eldorado - QMX Gold
Americas Silver - Pershing
Centerra Gold - AuRico Metals
Antelope - Cheetah
Osisko GR - Barkerville
Coeur Mining - Northern Empire
Zijin - Continental

ONE-WEEK PREMIUM (%)


247%
81%
70%
68%
62%
60%
60%
58%
56%
56%
55%
54%
51%
43%
42%
35%
32%
23%
17%
14%
Median: 55%
Shandong - Cardinal
Sandstorm - Mariana
Dundee - INV Metals
Eldorado - QMX Gold
Evolution - Battle North
Gran Colombia - Gold X Mining
Eldorado - Integra
Orion - Dalradian
Americas Silver - Pershing
Rio2 - Atacama Pacific
Endeavour - Avnel Gold
Goldcorp - Exeter
Yamana - Monarch Gold
Osisko GR - Barkerville
Centerra Gold - AuRico Metals
Newmont - GT Gold
Zijin - Continental
Antelope - Cheetah
Dacian Gold - NTM Gold
Coeur Mining - Northern Empire

ONE-MONTH PREMIUM (%)


214%
94%
91%
81%
80%
67%
61%
53%
53%
52%
49%
41%
37%
36%
33%
31%
30%
25%
16%
14%
7%
Median: 50%
Shandong - Cardinal
Sandstorm - Mariana
Dundee - INV Metals
Goldcorp - Exeter
Eldorado - QMX Gold
Endeavour - Avnel Gold
Osisko GR - Barkerville
Rio2 - Atacama Pacific
Gran Colombia - Gold X Mining
Orion - Dalradian
Evolution - Battle North
Eldorado - Integra
Coeur Mining - Northern Empire
Centerra Gold - AuRico Metals
Zijin - Continental
Americas Silver - Pershing
Yamana - Monarch Gold
Newmont - GT Gold
Antelope - Cheetah
Dacian Gold - NTM Gold
Wallbridge - Balmoral

Source: FactSet, public filings
Note: Median excludes Antelope – Cheetah.
Note: Premiums relative to closing Cheetah closing share price on 12-Jul-21.
1. Hypothetical undisturbed share price (HUSP) calculated as Cheetah's unaffected closing share price on 5-May-21 adjusted for market return of selected gold developers over the period (until 12-Jul-21).

Illustrative Implied Metrics at Various Theoretical Prices

		Cheetah Benchmark	Illustrative Price Per Share (C$ / share) C$4.00	C$4.30	C$4.50	C$4.75	C$5.00	Antelope Benchmark
Implied Metrics								
Price per Cheetah Share	(C$/share)	C$4.00	C$4.00	C$4.30	C$4.50	C$4.75	C$5.00	C$24.93
Price per Cheetah Share	(US$/share)	$3.18	$3.18	$3.42	$3.58	$3.78	$3.98	$19.84
Market Capitalization	(US$ mm)	$443	$443	$476	$498	$526	$553	$8,346
Enterprise Value	(US$ mm)	$420	$420	$453	$475	$503	$531	$9,322
Implied Premium Paid to Cheetah	(%)		--	8%	13%	19%	25%	
Implied Premium to Cheetah 12-Jul-21 Closing Share Price[1]	(%)	C$3.25	23%	32%	38%	46%	54%	
Implied Bid Premium to Cheetah								
Implied Premium to Cheetah 5-May-21 Closing Share Price[2]	(%)	C$2.58	55%	67%	74%	84%	94%	
Implied Premium to Current HUSP[3]	(%)	C$2.52	59%	70%	78%	88%	98%	
5-Day VWAP (C$/share)	(%)	C$4.01	(0%)	7%	12%	18%	25%	
20-Day VWAP (C$/share)	(%)	C$3.95	1%	9%	14%	20%	27%	
52-Week High (C$/share)	(%)	C$4.15	(4%)	4%	8%	14%	20%	
52-Week Low (C$/share)	(%)	C$2.17	84%	98%	107%	119%	130%	
Implied Multiples								
P / NAV - Street	(ratio)	0.80x	0.80x	0.86x	0.90x	0.95x	1.00x	1.11x
P / NAV - Street (excl. Roth)	(ratio)	0.89x	0.89x	0.96x	1.00x	1.06x	1.11x	1.11x
P / NAV - Corporate Model	(ratio)	0.59x	0.59x	0.64x	0.67x	0.71x	0.74x	1.11x
EV / Resources	(US$/oz Au Eq.)	$95	$95	$102	$107	$114	$120	$63
Antelope Accretion / (Dilution)								
NAVPS - Street (US$/share)	(%)	$3.99	1%	1%	1%	1%	0%	$17.89
NAVPS - Street (excl. Roth) (US$/share)	(%)	$3.58	1%	0%	0%	(0%)	(0%)	$17.89
NAVPS - Corporate Model (US$/share)	(%)	$5.36	4%	4%	3%	3%	3%	$17.89

Source: Cheetah management model at street consensus pricing, FactSet, public filings, street research
Note: Assumes US$15 mm of transaction costs and does not include synergies.
1. As of 12-Jul-21, Cheetah unaffected closing share price prior to Antelope's initial C$4.00/share offer.
2. As of 5-May-21, Cheetah unaffected closing share price prior to Antelope loan agreement announcement.
3. Hypothetical undisturbed share price (HUSP) calculated as Cheetah's unaffected closing share price on 5-May-21 adjusted for market return of selected gold developers over the period (until 27-Jul-21).

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